                                                                   EXHIBIT 10.7


                                AMENDMENT NO. 2
                                       TO
                           BONTANG III LOAN AGREEMENT

        AMENDMENT No. 2 dated as of March 4, 1997 among

        (i) BankAmerica International (as successor in interest to Continental Bank International), not in its individual capacity but solely as Trustee under the Bontang III Trustee and Paying Agent Agreement among it and Perusahaan Pertambangan Minyak dan Gas Bumi Negara, Virginia International Company, Virginia Indonesia Company, Lasmo Sanga Sanga Limited, Union Texas East Kalimantan Limited, Opicoil Houston, Inc., Universe Gas & Oil Company, Inc., Total Indonesie, Unocal Indonesia Company and Indonesia Petroleum, Ltd. (or their predecessors in interest), dated as of February 9, 1988; and

        (ii)    TRAIN-E FINANCE CO., LTD. as Tranche A Lender; and

        (iii) THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as Agent on behalf of the majority Tranche B Lenders.

                             W I T N E S S E T H :

        WHEREAS, the parties hereto are parties to the Bontang III Loan Agreement dated as of February 9, 1988, as amended by Amendment No. 1 to Bontang III Loan Agreement dated as of July 1, 1995 (the "Bontang III Loan Agreement"); and

        WHEREAS, the parties hereto have determined that the Bontang III Loan Agreement should be amended as provided herein.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.      The definition of "Future Long Term Sales Contracts" in
Section 1 of the Bontang III Loan Agreement is hereby amended so as to read in its entirety as follows: